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                                                                       EXHIBIT 5


    [LETTERHEAD OF BROCK, FENSTERSTOCK, SILVERSTEIN, MCAULIFFE & WADE, LLC]


                                                 March 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Radyne Corp.
            Registration Statement on Form S-8
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Gentlemen:

      As counsel to Radyne Corp., a New York corporation (the "Company"), with respect to its Registration Statement on Form S-8 being filed with the Securities and Exchange Commission, relating to 1,282,042 shares of its Common Stock, par value $.002 (the "Shares") authorized by the Company's 1996 Incentive Stock Option Plan (the "Plan"), we have reviewed the Plan, the Company's Certificate of Incorporation and By-Laws and such other documents as we deemed relevant in connection with this opinion.

      Based upon the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the above mentioned Registration Statement.

                                                 Very truly yours,

                                                 BROCK, FENSTERSTOCK, SILVER-
                                                 STEIN, McAULIFFE & WADE, LLC